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                                  SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                 (PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                      THE SECURITIES EXCHANGE ACT OF 1934)

Filed by the Registrant  |X|
Filed by a party other than the Registrant  |_|

Check the appropriate box:
|_|  Preliminary Proxy Statement
|_|  Confidential, For Use of the Commission Only (as permitted by
     Rule 14a-6(e)-2)
|_|  Definitive Proxy Statement
|_|  Definitive Additional Materials
|X|  Soliciting Material Pursuant to ss.240.14a-12

                             MERCATOR SOFTWARE, INC.
--------------------------------------------------------------------------------
                  (Name of Registrant Specified in Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if Other Than Registrant)

Payment of Filing Fee (Check the appropriate box):
|X|  No fee required
|_|  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

(1)  Title of each class of securities to which transaction applies:

(2)  Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)  Proposed maximum aggregate value of transaction:

(5)  Total fee paid:

|_|  Fee paid previously by written preliminary materials:
|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)  Amount previously paid:
(2)  Form, Schedule or Registration Statement No.:
(3)  Filing party:
(4)  Date filed:

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                          [LOGO] MERCATOR news release


For Immediate Distribution

                              MERCATOR UNANIMOUSLY
                               REJECTS UNSOLICITED
                            HOSTILE PROPOSAL FROM SSH

          ATTEMPT TO PURCHASE COMPANY LACKS FINANCING AND BUSINESS PLAN

                          WILTON, CT - APRIL 4, 2003 - Mercator Software, Inc.
                          (Nasdsaq: MCTR) today announced that its Board of
                          Directors, after consultation with its financial and
                          legal advisers, has unanimously rejected the March 31,
CORPORATE HEADQUARTERS    2003, unsolicited hostile, un-financed and highly
Mercator Software, Inc.   conditional proposal from Strategic Software Holdings
45 Danbury Road           ("SSH") to acquire all of the Company's outstanding
Wilton, CT 06897-0840     shares for $2.17 per share in cash. In reaching this
Voice:203.761.8600        conclusion, the Mercator Board has determined that
Fax:203.762.9677          this proposal is not in the best interests of the
                          Company or its stockholders.
www.mercator.com

                          J.P. Morgan is serving as financial advisor to Mercator and Jenkens & Gilchrist Parker Chapin LLP is serving as legal counsel.

                          Roy C. King, Mercator's Chairman of the Board, CEO and President, said, "Mercator has well-established strategies and an experienced management team in place that we believe will generate superior value for our stockholders. Our Board does not believe that this dissident proposal is in the best interest of our stockholders. It is our opinion that these dissidents cannot successfully complete what is a highly conditional, unsolicited hostile transaction. Actions like these only serve to distract the Company, our management and our customers and waste resources that could otherwise be deployed to enhance stockholder value."

                          "On April 1, 2003, the Company met with
                          representatives of the dissident group SSH/Broken Arrow," Mr. King said. "What is outrageous is that the dissidents even admitted at the meeting that they had not secured financing for the purported proposal and that they were not prepared to detail any other terms. In addition, the dissidents also refused to discuss their plan for Mercator's business. Rodney Bienvenu, chairman of SSH, even admitted that SSH's intentions for the Company involved a `radical paradigm shift' that would require re-engineering Mercator to, in Rodney's own words, a `unique' and `extremely risky strategy.'"

                          Mercator believes that the dissidents have launched a proxy contest to gain control of the Mercator Board either to sell the Company to themselves as cheaply as possible (if they can find financial backing to implement their intentions for the Company), or to use their control of the Company's Board to engage in what they called an "extremely risky" experiment with the Company's business. As a result

                                                                 [LOGO] MERCATOR
                          we believe the dissidents' interests are clearly in conflict with the interests of other Mercator stockholders.

                          ABOUT MERCATOR SOFTWARE, INC.

                          Mercator delivers its customers and partners The Advantage Inside Integration(TM), providing Industry-Ready Integration Solutions(TM) that solve critical business problems in real-time, while leveraging current technology investments and maximizing ROI. Mercator's core integration technology, Mercator Inside Integrator(TM) 6.7, features a Solutions-Oriented Architecture(TM), which easily and seamlessly automates high-volume, complex transactions. Over 1,100 enterprise customers leverage the power, speed and flexibility of Mercator's proven integration technology and industry expertise to build better business value and faster ROI. To hear why our customers and partners believe Mercator is the advantage inside integration, visit our Web site at www.mercator.com.

                          (C) 2003 MERCATOR SOFTWARE, INC. ALL RIGHTS RESERVED. MERCATOR AND THE MERCATOR LOGO ARE REGISTERED TRADEMARKS OF MERCATOR SOFTWARE, INC. ALL OTHER MARKS APPEARING WITH A "TM" THEREAFTER ARE INTELLECTUAL PROPERTY OF MERCATOR SOFTWARE, INC. ANY OTHER PRODUCT OR COMPANY NAMES MENTIONED ARE USED FOR IDENTIFICATION PURPOSES ONLY, AND MAY BE TRADEMARKS OR SERVICE MARKS OF THEIR RESPECTIVE OWNERS.

                          LEGAL NOTICE REGARDING FORWARD-LOOKING STATEMENTS

                          Statements in this release that are not purely historical are forward-looking statements, including statements regarding Mercator's beliefs, expectations, hopes or intentions regarding the future. Forward-looking statements in this release include, but are not limited to, statements regarding the growth of the enterprise application market; the demand for Mercator's application integration solutions; and the speed of deployment of new products, including the Mercator inside integrator suite of products and industry-ready integration solutions; and sometimes contain words such as "believe," "expect," "intend," "anticipate," "plan," and "estimate" or similar expressions. Actual outcomes and Mercator's actual results could differ materially from forward-looking statements. Factors that could cause actual results to differ materially include risks and uncertainties such as changes in demand for application integration or e-business integration software and, in particular, the Mercator's inside integrator suite of products and industry-ready integration solutions; the ability of Mercator to manage its global operations; the ability of Mercator to develop and introduce new or enhanced products; the ability of Mercator to continue to add resellers and other distribution channels; the success of third parties in utilizing and marketing Mercator's products; the success of the vertical industries and platforms we target; Mercator's access to and success of third party products in which we embed our products or in which our products are embedded; Mercator's ability to raise financing; and seasonality in operating results. Readers should also refer to the risk disclosures outlined in Mercator's reports filed with the Securities and Exchange Commission. All forward-looking statements and reasons why results might differ included in this release are made as of the date hereof based on information available to Mercator as of the date hereof. Mercator assumes no obligation to update any such forward-looking statement or reasons why results might differ.

                                                                 [LOGO] MERCATOR
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               ADDITIONAL INFORMATION

               On March 27, 2003, Mercator filed a preliminary proxy statement with the Securities and Exchange Commission relating to Mercator's solicitation of proxies from the stockholders of Mercator with respect to the Mercator 2003 annual meeting of stockholders. Mercator will file with the Commission, and will furnish to Mercator's stockholders, a definitive proxy statement and may file other proxy solicitation materials. MERCATOR ADVISES SECURITY HOLDERS TO READ ITS PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION.

               Mercator's proxy statement and other relevant documents is available for free at www.sec.gov. You may also obtain a free copy of Mercator's definitive proxy statement, when it becomes available, by writing to Mercator at 45 Danbury Road, Wilton, CT 06897 or at www.Mercator.com. Detailed information regarding the names, affiliation and interests of individuals who may be deemed participants in the solicitation of proxies of Mercator's stockholders is provided below and is available in the soliciting materials on Schedule 14A filed by Mercator with the SEC.

               Mercator and the directors and certain of the executive officers of Mercator may be deemed to be participants in the solicitation of proxies in respect of electing the board of directors of Mercator at the 2003 annual meeting of stockholders of Mercator. Those executive officers and directors of Mercator are: Roy C. King, Jill M. Donohoe, David L. Goret, Kenneth J. Hall, Mark W. Register, James P. Schadt, Constance F. Galley, Ernest E. Keet, Michael E. Lehman, Dennis G. Sisco and Mark C. Stevens. Additional information with respect to the beneficial ownership of those executive officers and directors of Mercator common stock is set forth in the preliminary proxy statement filed by Mercator with the Commission on March 27, 2003.

                                           # # #

               Contacts:
               Jonathan Cohen             Joele Frank / Patricia Sturms
               Mercator Software, Inc.    Joele Frank, Wilkinson Brimmer Katcher
               (203) 536-1214             (212) 355-4449